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                             ARTICLES OF RESTATEMENT

                                       OF

                         TEMPORARY INVESTMENT FUND, INC.


                  Temporary Investment Fund, Inc. a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

                                    ARTICLE I

                  The charter of the Corporation is restated as follows:

                  FIRST: THE UNDERSIGNED, LARRY P. SCRIGGINS, being at least twenty-one years of age, acting as incorporator under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, does hereby form a corporation (hereinafter called the "Corporation").

                  SECOND: The name of the Corporation is TEMPORARY INVESTMENT FUND, INC.

                  THIRD: The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                  FOURTH: The post-office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                  FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Forty Billion (40,000,000,000) shares of Common Stock, of which, subject to the power of the Board of Directors to classify or reclassify any unissued shares of Common Stock from time to time, Five Billion (5,000,000,000) shares of the par value of One Mill ($.001) each shall be Class A Common Stock, Fifteen Billion (15,000,000,000) shares of the par value of One Mill ($.001) each shall be Class B Common Stock, Ten Billion (10,000,000,000) shares of the par value of One Mill ($.001) each shall be Class C Common Stock, and the remaining Ten Billion (10,000,000,000) shares of the par
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value of One Mill ($.001) each shall be unclassified. The aggregate par value of all Common Stock having par value is Forty Million Dollars ($40,000,000). [See revisions effected by Articles Supplementary in Article FOURTEENTH.]

                  (b) Each class of Common Stock shall have the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Articles EIGHTH and TENTH of these Articles and as set forth herein or as set or changed by the Board of Directors pursuant to its power to classify or reclassify any unissued shares. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except that the Board of Directors in its discretion may, in declaring any dividend, establish one record date with respect to the Class A Common Stock and a different record date with respect to the Class B Common Stock for the purpose of determining which stockholders are entitled to receive a dividend.

                  (c) Except to the extent otherwise provided by applicable law, the Board of Directors shall have the power to classify or reclassify any unissued shares of Common Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock. The power of the Board of Directors to classify or reclassify any of the unissued shares of Common Stock shall include, without limitation, authority to classify or reclassify any such stock into a class or classes of Common Stock and to divide and classify unissued shares of any class into one or more series of such class.

                  (d) As used in these Articles of Incorporation, the term "Common Stock" shall refer to the Class A Common Stock and the Class B Common Stock and any other shares of Common Stock classified or reclassified by or pursuant to these Articles.

                  SIXTH: The number of directors of the Corporation may be increased or decreased in accordance with the By-Laws of the Corporation so long as the number is never less than three (3).

                  SEVENTH: (a) The Board of Directors is empowered to authorize the issuance from time to time of shares of Common Stock of the Corporation, whether now or hereafter authorized; provided, however, that the consideration per share to be received by the Corporation upon the issuance or sale of any shares of any class of its Common Stock shall be the net asset value per share determined in accordance with the requirements of the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission (or any

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succeeding governmental authority) and in conformity with generally accepted accounting practices and principles.

                  (b) No holder of shares of Common Stock shall have pre-emptive rights, and the Corporation shall have the right to issue and sell to any person or persons any shares of its Common Stock or any option rights exercisable for, or securities convertible into shares of its Common Stock without first offering such shares, rights or securities to the holders of any shares of its Common Stock.

                  EIGHTH: (a) To the extent the Corporation has funds or property legally available therefor, each stockholder of the Corporation shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of his shares of any class of Common Stock at a redemption price equal to the net asset value per share of the particular class of Common Stock next determined after the shares are tendered for redemption; said determination of the net asset value per share of any share of Common Stock to be made in accordance with the requirements of the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting practices and principles.

                  Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the holders of Common Stock to require the Corporation to redeem shares of such Common Stock during any period when (i) the New York Stock Exchange is closed for other than weekends and holidays; (ii) the Securities and Exchange Commission has by order permitted such suspension; (iii) an emergency as defined by rules of the Securities and Exchange Commission exists, making disposal of portfolio securities or valuation of net assets of the Corporation not reasonably practicable; or (iv) trading on the New York Stock Exchange is restricted under conditions set forth in the rules and regulations of the Securities and Exchange Commission.

                  (b) Each share of Common Stock of the Corporation is subject to redemption by the Corporation at the redemption price computed in the manner set forth in Paragraph EIGHTH (a) of these Articles of Incorporation at any time if the Board of Directors of the Corporation determines in its sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Common Stock of the Corporation.

                  (c) Transfers of shares of Common Stock will be recorded on the stock transfer records of the Corporation only at such times as stockholders shall have the right to require the

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Corporation to redeem shares pursuant to Paragraph EIGHTH (a) of these Articles of Incorporation and at such other times as may be permitted by the Corporation.

                  NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

                  (a) To make, alter or repeal the By-Laws of the Corporation, except as otherwise required by the Investment Company Act of 1940.

                  (b) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal, but only to the extent permitted by the fundamental policies of the Corporation recited in its registration statement filed pursuant to the Investment Company Act of 1940.

                  (c) To enter into a written contract or contracts with any person, including any firm, corporation, trust or association in which any officer, other employee, director or stockholder of the Corporation may be interested, providing for the furnishing of management, investment advisory, custodial, stock distribution and administrative services; provided, however, that performance under these contracts shall be subject always Lo the direction of the Board of Directors. The terms and conditions, methods of approval, authorization, renewal, amendment, and termination of the aforesaid contracts shall be as determined by the Board of Directors, subject, however, to the provisions of these Articles of Incorporation, the By-Laws of the Corporation, the applicable laws of Maryland, the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission. The compensation payable by the Corporation under such contracts shall be such as is deemed fair and equitable to both parties by the Board of Directors of the Corporation.

                  (d) To determine from time to time whether and to what extent and at what times and place and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of

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                           the stockholders, and no stockholder shall have any
                           right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                  (e) To determine the time, date and manner in which redemption orders and purchase orders shall be made.

                  (f) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine, to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of the Corporation.

                  (g) In addition to the powers and authorities by these Articles of Incorporation or by statute expressly conferred upon it, to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of these Articles of Incorporation, the By-Laws of the Corporation, the applicable laws of Maryland, the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission.

                  TENTH: Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock (or of each or any class or classes of Common Stock voting as a class)

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in connection with any corporate action (including but not limited to amendments to these Articles of Incorporation), unless otherwise provided in these Articles of Incorporation, the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon (voting without regard to class).

                  ELEVENTH: The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including amendments which alter any or all rights set forth in these Articles of Incorporation. All rights conferred upon stockholders in these Articles of Incorporation are granted subject to this reservation.

                  TWELFTH: So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  THIRTEENTH: The duration of the Corporation shall be perpetual.

                  FOURTEENTH: Pursuant to Article FIFTH of the Corporation's Articles of Incorporation, the Board of Directors, by way of Articles Supplementary dated December 2, 1991 and January 16, 1992, increased the total number of shares of stock which the Corporation is presently authorized to issue and on January 24, 1984 classified Common Stock of the Corporation into a new class and on October 10, 1985 reclassified Common Stock of the Corporation into a new series. The total number of shares of stock which the Corporation is presently authorized to issue to Sixty Billion (60,000,000,000) shares of Common Stock, of which Forty Billion (40,000,000,000) shares of the par value of One Mill ($.001) each are Class B Common Stock, Five Billion (5,000,000,000) shares of the par value of One Mill ($.001) each are Class B - Special Series 1 Common Stock, Five Billion (5,000,000,000) shares of the par value of One Mill ($.001) each are Class C Common Stock, and the remaining Ten Billion (10,000,000,000) shares of the par value of One Mill ($.001) each are Class C - Special Series 1 Common Stock. The aggregate par value of all Common Stock having par value is increased to Sixty Million Dollars ($60,000,000). The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption with respect to Class C Common Stock, Class B - Special Series 1 Common Stock and Class C - Special Series 1 Common Stock, respectively, are set forth in the Charter of the Corporation and in the following paragraphs:


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                           1. Shares of Class C Common Stock shall have the
                  preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Charter of the Corporation with respect to shares of Common Stock and in the following paragraphs:

                           (A) Assets Belonging to Class C Common Stock. All
                  consideration received by the Corporation for the issue or sale of shares of the Class C Common Stock of the Corporation, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation not belonging to any class of Common Stock of the Corporation which the Board of Directors may, in its sole discretion, allocate to the Class C Common Stock of the Corporation, shall irrevocably belong to the Class C Common Stock of the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" the Class C Common Stock of the Corporation.

                           (B) Liabilities Belonging to Class C Common Stock.
                  The assets belonging to the Class C Common Stock of the Corporation shall be charged with the liabilities in respect to such class, and shall also be charged with such class's proportionate share of the general liabilities of the Corporation as determined by comparing, before the allocation of the general liabilities of the Corporation, the asset value of the Class C Common Stock with the aggregate asset value of all of the several classes of Common Stock of the Corporation. The liabilities so allocated to the Class C Common Stock of the Corporation are herein referred to as "liabilities belonging to" such class.

                           (C) Dividends and Distributions. Shares of Class C
                  Common Stock of the Corporation shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class; provided, however, that

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                  dividends and distributions on shares of the Corporation's
                  Class C Common Stock shall be paid only out of the lawfully available "assets belonging to" such class as such phrase is defined in Paragraph (A) of these Articles Supplementary.

                           (D) Liquidating Dividends and Distributions. In the
                  event of the liquidation or dissolution of the Corporation, stockholders of Class C Common Stock of the Corporation shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the stockholders of Class C Common Stock of the Corporation shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of Common Stock of the Corporation and available for distribution, the stockholders of the Corporation's Class C Common Stock shall receive a proportionate share of such general assets of the Corporation as determined by comparing, before the allocation of such general assets, the asset value of the Class C Common Stock with the aggregate asset value of all of the several classes of Common Stock of the Corporation.

                           (E) Voting. Each stockholder of Class C Common Stock
                  of the Corporation shall be entitled to one vote for each share of Class C Common Stock then standing in his name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of Class C Common Stock then issued and outstanding and entitled to vote shall be voted together with the shares of all other classes of Common Stock of the Corporation, and not by class, except that: (1) when expressly required by law, or when otherwise permitted by the Board of Directors acting in its sole discretion, shares of Class C Common Stock shall be voted by class; and (2) shares of Class C Common Stock shall be entitled to vote only on matters affecting such class.

                           (F) Termination of Class C Common Stock. Without the
                  vote of the shares of Class C Common stock of the Corporation then outstanding (unless stockholder approval is otherwise required by applicable law), the Corporation may, if so determined by the Board of Directors:


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                           (1) Sell and convey the assets belonging to the Class
                  C Common Stock to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such class and which may include securities issued by such trust or corporation. Following such sale and conveyance, the Corporation may, at its option, redeem all shares of Class C Common Stock outstanding at the net asset value thereof; provided that the Board of Directors makes provision for the payment of any liabilities belonging to the Class C Common Stock that are not assumed by the purchaser of the assets belonging to the Class C Common Stock; and provided further that such provision is reflected in the determination of the net asset value of shares of the outstanding Class C Common Stock. The redemption price may be paid in cash or by distribution of the securities or other consideration received by the Corporation for the assets belonging to the Class C Common Stock upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation;

                           (2) Sell and convert the assets belonging to the
                  Class C Common Stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to the Class C Common Stock, the Corporation may, at its option, (i) redeem all shares of Class C Common Stock outstanding at the net asset value thereof determined after taking into account the provision made for payment of such liabilities upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation, or (ii) combine the assets belonging to the Class C Common Stock following such sale and conversion with the assets belonging to any one or more other classes of Common Stock of the Corporation pursuant to and in accordance with Paragraph (F)(3) of these Articles Supplementary; or

                           (3) Combine the assets belonging to the Class C
                  Common Stock with the assets belonging to any one or more other classes of Common Stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of the Class C Common Stock and of each other class of Common Stock of the

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                  Corporation participating in such combination. In connection with any such combination of assets the shares of Class C Common Stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of Common Stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation at the net asset value thereof upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation. Any redemption price, or part thereof, paid pursuant to this Paragraph (F)(3) may be paid in shares of any other existing or future class or classes of Common Stock of the Corporation.

                           (G) General. Any determination made in good faith
                  and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors as to the allocation of any assets or liabilities to the Class C Common Stock of the Corporation shall be final and conclusive, and shall be binding upon the Corporation and all holders of its Class C Common Stock, past, present and future, and shares of the Class C Common Stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of Class C Common Stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.

                           2. Each share of Class B Common Stock - Special
                  Series 1 shall be charged equally with each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class B Common Stock - Special Series 1 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class B Common Stock - Special Series 1 or such other shares in accordance with the Charter of the Corporation, except that:

                           (a) shares of Class B Common Stock - Special Series 1
                  shall bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who

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                  beneficially own such shares but do not provide for services to any beneficial owners of shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 1; and

                           (b) shares of Class B Common Stock - Special Series 1
                  shall not bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 1 but do not provide for services to any beneficial owners of shares of Class B Common Stock - Special Series 1;

                           Each share of Class B Common Stock - Special Series 1
                  shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                           (a) on any matter that pertains to the agreements or
                  expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class B Common Stock - Special Series 1 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class B Common Stock Special Series 1, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class B Common Stock - Special Series 1 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law and permitted by the Board of Directors of the Corporation; and
                  (ii) if said matter does not affect shares of Class B Common Stock - Special Series 1, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class B Common Stock Special Series 1; and

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
                           (b) on any matter that pertains to the agreements or
                  expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class B Common Stock - Special Series 1 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class B Common Stock - Special Series 1 such shares shall be entitled to vote, and in such case shares of Class B Common Stock - Special Series 1 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by class or series except where otherwise required by law or permitted by the Board of Directors.

                           3. All consideration received by the Corporation for
                  the issue or sale of shares of Class C Common Stock - Special Series 1 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class C Common Stock (irrespective of whether said shares have been designated as Special Series of said Class; and, if so designated as a Special Series, irrespective of the particular Series designations), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale; exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class C Common Stock - Special Series 1 or such other shares by the Board of Directors in accordance with the Charter of the Corporation, and each share of Class C Common Stock - Special Series 1 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           Each share of Class C Common Stock - Special Series 1
                  shall be charged equally with each other share now or hereafter designated as Class C Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses

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                  and liabilities of the Corporation in respect of shares of
                  Class C Common Stock - Special Series 1 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class C Common Stock - Special Series 1 or such other shares in accordance with the Charter of the Corporation, except that:

                           (a) shares of Class C Common Stock - Special Series 1
                  shall bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own such shares but do not provide for services to any beneficial owners of shares of capital stock of the Corporation other than shares of Class C Common Stock - Special Series 1; and

                           (b) shares of Class C Common Stock - Special Series 1
                  shall not bear the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to their customers who beneficially own shares of capital stock of the Corporation other than shares of Class C Common Stock - Special Series 1 but do not provide for services to any beneficial owners of shares of Class C Common
                  - Stock Special Series 1;

                           Each share of Class C Common Stock - Special Series 1
                  shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class C Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                           (a) on any matter that pertains to the agreements or
                  expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class C Common Stock - Special Series 1 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class C Common Stock - Special Series 1, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class C Common Stock - Special Series 1 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and
                  (ii) if said matter does not affect shares of Class C Common Stock - Special Series 1, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class C Common Stock Special Series 1; and

                           (b) on any matter that pertains to the agreements or
                  expenses and liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class C Common Stock - Special Series 1 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class C Common Stock - Special Series 1 shall be entitled to vote, and in such case shares of Class C Common Stock - Special Series 1 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by class or series except where otherwise required by law or permitted by the Board of Directors.

                  FIFTEENTH: The shares of Common Stock of the Corporation reclassified pursuant to Articles Supplementary have been reclassified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.


                                   ARTICLE II

                  The Corporation desires to restate its Charter as currently in effect. The provisions set forth in these Articles of Restatement are all the provisions of the Charter currently in effect. The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent are set forth herein.

                                   ARTICLE III

                  The number of directors of the corporation as of the date hereof is seven (7). The names of the directors of the Corporation currently in office are:

                               Phillip E. Coldwell
                               Robert E. Fortune
                               Rodney D. Johnson
                               G. Willing Pepper
                               Anthony M. Santomero
                               Henry M. Watts, Jr.
                               David R. Wilmerding, Jr.


                                   ARTICLE IV

                  The restatement of the Charter of the Corporation hereinabove set forth has been duly approved by a majority of the entire board of directors.


                                    ARTICLE V

                  The Charter is not amended by these Articles of Restatement.

                  IN WITNESS WHEREOF, Temporary Investment Fund, Inc. has caused these Articles of Restatement to be signed in its name and on its behalf by its President, G. Willing Pepper, and attested by its Secretary, W. Bruce McConnel, III, on [3/30/94,].

                  The President acknowledges these Articles of Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the restatement of the Corporation's Articles of Incorporation are true in all material respects and that this statement is made under penalties of perjury.



                                          By: /s/G. Willing Pepper
                                              ------------------------
                                              President

ATTEST:


/s/W. Bruce McConnel, III
---------------------------
Secretary